UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

——————

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 17, 2008

REMOTEMDX, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 0-23153

Utah	87-0543981
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

150 West Civic Center Drive
Suite 400
Sandy, Utah 84070
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 908-5132

Former name or former address, if changed since last report: Not Applicable

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Resignation of Chief Operating/Chief Financial Officer.

On Monday, November 17, 2008, the registrant, RemoteMDx, Inc., a Utah corporation (the “Company”) accepted the resignation of Blake Rigby from the posts of Chief Operating and Chief Financial Officer of the Company, effective immediately. Mr. Rigby indicated he was stepping down to pursue other interests.  He had served in the position since June 2008. No severance or other obligations were incurred by the Company in connection with the departure of Mr. Rigby.

Mr. Rigby’s resignation followed a planned down-sizing of the Company’s SecureAlert subsidiary workforce by approximately 21% (26 persons) during the first two weeks of November, 2008 as part of a restructuring plan, which began in October, 2008. The Company implemented this restructuring with the goal of increasing operating efficiencies while reducing operating expenses and improving gross margins and cash flows during the fiscal year ending September 30, 2009.

(c)  Appointment of New Chief Operating Officer and New Chief Financial Officer.

Effective November 20, 2008, the Board of Directors of the Company appointed John L. Hastings, III to the additional position of Chief Operating Officer, recently vacated by Mr. Rigby. Mr. Hastings also will continue to serve as the Company’s President.  No change will be made in the compensation of Mr. Hastings in connection with this expanded role in the Company.

Also effective November 20, 2008, the Board of Directors of the Company appointed Michael G. Acton to the position of Chief Financial Officer.  Mr. Acton also is the Chief Financial Officer of Volu-Sol Reagents Corporation, a former subsidiary of the Company.  From 1999 until June 2008, Mr. Acton was Secretary-Treasurer of the Company; he served as the Company’s Chief Financial Officer from March 2001 until June 2008.  He is a Certified Public Accountant in the State of Utah.

Item 8.01  Other Events

On November 21, 2008, the Company borrowed $1,000,000 from its Chief Executive Officer and Chairman, David G. Derrick, pursuant to a Promissory Note (the “Note”). This unsecured loan is intended to bridge the device procurement, accelerated and expanded manufacturing and short-term financial needs of the Company until the completion of a private round of debt financing, which is presently being conducted by the Company.  Terms of the transaction are consistent with the terms offered to third-party financing sources in recent transactions.  The Note bears interest at an annual percentage rate of 15% and is due and payable the earlier of the receipt of a minimum of $1,000,000 in new financing, or seventy-five (75) days from origination.  Net proceeds to the Company after payment of a 5% initiation fee paid to Mr. Derrick were $950,000.  The Company also issued 100,000 shares of common stock to Mr. Derrick as additional consideration for extending the loan to the Company.  The Company may prepay the Note at any time without penalty or further interest obligation.  The transaction was reviewed and approved by the Audit Committee of the Company’s Board of Directors.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

10.1   Promissory Note dated November 21, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMOTEMDX, INC.

By:_/s/ David G. Derrick___________
David G. Derrick Chief Executive Officer
(Principal Executive Officer)

Date: November 21, 2008